As filed with the Securities and Exchange Commission on May 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AVIENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1730488
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

33587 Walker Road, Avon Lake, Ohio	44012
(Address of principal executive offices)	(Zip Code)

Avient Corporation 2020 Equity and Incentive Compensation Plan

(Full Title of the Plan)

Lisa K. Kunkle, Esq.

Senior Vice President, General Counsel and Secretary

Avient Corporation

33587 Walker Road

Avon Lake, Ohio 44012

(Name and address of agent for service)

(440) 930-1000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Avient Corporation (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 2,500,000 common shares, par value $0.01 per share, of the Company (the “Common Shares”) under the Avient Corporation 2020 Equity and Incentive Compensation Plan (as amended or amended and restated to date, the “Plan”). The Plan is an amendment and restatement, effective May 11, 2023, of the Avient Corporation 2020 Equity and Incentive Compensation Plan, for which a previously filed registration statement on Form S-8 is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No.  333-238246) filed by the Registrant on May 14, 2020, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 (Commission File No. 001-16091), filed February 22, 2023;

(b)	The Registrant’s Quarterly Report on Form 10-Q (Commission File No. 001-16091), filed May 3, 2023; and

(c)

The description of the Common Shares contained in the Registrant’s Registration Statement on Form 8-A (Commission File No.  001-16091), filed August 31, 2000, as amended by the description of the Common Shares contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-16091), filed February 19, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the Registrant (as amended through June 30, 2020) (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Commission File No. 001-16091), filed February 25, 2021)

4.2	Amended and Restated Code of Regulations, effective June 30, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (Commission File No. 001-16091), filed February 25, 2021)

4.3	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (Commission File No. 001-16091), filed February 19, 2020)

4.4	Avient Corporation 2020 Equity and Incentive Compensation Plan (Amended and Restated Effective May 11, 2023) (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A (Commission File No. 001-16091), filed March 29, 2023)

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP (filed herewith)

24.1	Powers of Attorney (filed herewith)

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Avon Lake, State of Ohio, on this 11th day of May, 2023.

AVIENT CORPORATION

By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 11, 2023	* Robert M. Patterson President and Chief Executive Officer and Chairman of the Board (principal executive officer)

Date: May 11, 2023	* Jamie A. Beggs Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

Date: May 11, 2023	* Robert E. Abernathy Director

Date: May 11, 2023	* Richard H. Fearon Director

Date: May 11, 2023	* Gregory J. Goff Director

Date: May 11, 2023	* Neil Green Director

Date: May 11, 2023	* William R. Jellison Director

Date: May 11, 2023	* Sandra Beach Lin Director

Date: May 11, 2023	* Kim Ann Mink Director

Date: May 11, 2023	* Ernest Nicolas Director

Date: May 11, 2023	* Kerry J. Preete Director

Date: May 11, 2023	* Patricia Verduin Director

Date: May 11, 2023	* William A. Wulfsohn Director

*

This Registration Statement has been signed on behalf of the above officers and directors by Lisa K. Kunkle, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated: May 11, 2023	By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Attorney-in-Fact

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